                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 29, 2001



                              ORGANITECH USA, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      00-22151                93-0969365
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
      of Incorporation)               File Number)          Identification No.)


                              Technion Science Park
                          Nesher, Israel 36601, Israel
                    (Address of principal executive offices)


                                 972-4-830-8320
              (Registrant's telephone number, including area code)
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Item 4.  Changes in Registrant's Certifying Accountant.

                  (a)   Previous Independent Accountant:

                  (i) Varma & Associates ("Varma") was replaced as independent auditor for the Registrant on March 3, 2001;

                  (ii) Varma's reports on the financial statements of the Registrant for the fiscal year ended December 31, 1999 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles;

                  (iii) The Registrant's Board of Directors approved the change in accountants;

                  (iv) For the two most recent fiscal years ended December 31, 2000 through March 3, 2001, there has been no disagreement between the Registrant and Varma on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Varma, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports; and

                  (v) During the two most recent fiscal years ended December 31, 2000, and through March 3, 2001, the Registrant has not been advised of any matters described in Regulation S-B, Item 304(a)(1)(B).

                  The Registrant has requested that Varma furnish it with a letter addressed to the SEC stating whether or not Varma agrees with the above statements. A copy of such letter will be filed as an exhibit to this Form 8-K when received.

                  (b)   New Independent Accountant:

(i) The Registrant engaged KPMG - SOMEKH CHAIKIN, 8 Haneviim Street, Haifa 33501, Israel, as its new independent auditors as of March 29, 2001. Prior to such date, the Registarnt did not consult with KPMG regarding (i) the application of accounting principles to a specific transaction, (ii) the type of audit opinion that might be rendered by KPMG, or (iii) any other matter that was the subject of an event or a disagreement between the Registrant and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

Item 7.  Financial Statements and Exhibits.

                  (a)      Not Applicable

                  (b)      Not applicable

                  (c)      Exhibits

                           A letter from Varma will be filed by amendment to this Report on Form 8-K within 10 days of the filing of this Report.
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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                ORGANITECH USA, INC.


Date:  April 5, 2001                        By: /s/ Lior Hessel
                                                -----------------------
                                                Lior Hessel, CEO